Exhibit 10.54

AMENDMENT TO AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Letter Agreement dated March 4, 2003 (the “Agreement”) between Material Technologies, Inc., a Delaware corporation (the “Matech”) and Strategic Advisors, Ltd. (“SA”) and such provisions are effective retroactively to the date of the Agreement (the “Effective Date”).  All capitalized terms in this Amendment to Agreement, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

1.       Section 3 of the Agreement is hereby deleted and replaced as follows:

          3)  the payment of the month fee, commencing with the January invoice, shall accrue until such time as Matech has raised funds, through equity or debt instruments, in excess of $400,000.  Upon Matech raising funds in excess of $400,000, 25% of any funds raised above $400,000 shall be used to pay down the accrued balance owed to SA.

2.       All other provisions of the Agreement shall remain unchanged.

          IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement to be duly executed and delivered as of April 9, 2008.

MATECH:                                                                 SA:

MATERIAL TECHNOLOGIES, INC.,                   STRATEGIC ADVISORS, LTD.,
a Delaware corporation

  /s/ Robert M. Bernstein                                                 /s/ Bud Shuster
By:  Robert M. Bernstein                                              By:  Bud Shuster
Its:  Chief Executive Officer                                           Its:  President